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                                                                     Exhibit 3.1
                              ARTICLES OF AMENDMENT
                                       TO
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                              INTELLON CORPORATION

         Pursuant to Section 607.1006, Florida Statutes, the Restated Articles of Incorporation of Intellon Corporation are hereby amended as follows:

         FIRST: Section 1 of Article III of the Restated Articles of Incorporation is hereby amended by adding the following sentence at the end of such Section 1:

         Notwithstanding any other provision of these Restated Articles of Incorporation, upon conversion of all of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock pursuant to Section 7(g) of this Article III, then the Corporation shall no authority to issue thereafter any shares of Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock.

         SECOND: The foregoing amendment was adopted by the holders of outstanding shares of common stock, Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, being the sole voting groups entitled to vote on the amendment, on _________, 2000 and the number of votes cast for the amendment by the shareholders in each voting group was sufficient for approval by that voting group.

         IN WITNESS WHEREOF, the undersigned has caused these Articles of Amendment to be executed and attested to by its duly authorized officer as of this _____ day of _________, 2000.

                                       INTELLON CORPORATION


                                       By:
                                          _____________________________________
                                          Horst G. Sandfort
                                          President and Chief Executive Officer
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STATE OF FLORIDA
COUNTY OF MARION

         The foregoing instrument was acknowledged before me this ____ day of _________, 2000, by Horst G. Sandfort as President and Chief Executive Officer of Intellon Corporation, on behalf of the Corporation.


                                   ____________________________________________
                                   Printed Name:_______________________________
                                   Notary Public, State of Florida

Personally Known or Produced Identification
Type of Identification Produced _______________________________________________

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